UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Bluerock Residential Growth REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-3136483
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock ($0.01 par value per share)	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-192610 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Class A Common Stock, $0.01 par value per share, of Bluerock Residential Growth REIT, Inc. (the “Registrant”) registered hereby is set forth in “Description of Capital Stock” and “Important Provisions of Maryland Corporate Law and Our Charter and Bylaws” in the prospectus contained in Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 17, 2014 (File No. 333-192610) (the “Registration Statement”), and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portions of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Date: March 21, 2014	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer